UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 16, 2009 (September 15, 2009)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, Anthracite Capital, Inc. (the “Company”) was notified by the New York Stock Exchange, Inc. (the “NYSE”) that the average per share price of its common stock was below the NYSE’s continued listing standard relating to minimum average share price (the “Price Condition”).  Rule 802.01C of the NYSE’s Listed Company Manual requires that the average closing price of a company’s common stock be no less than $1.00 per share over a consecutive 30 trading-day period.

Under the applicable rules and regulations of the NYSE, the Company has 10 business days from the receipt of the notice to notify the NYSE of its intent to cure the Price Condition deficiency.  The Company intends to cure the Price Condition deficiency by effecting a reverse stock split, subject to stockholder approval.

Under the applicable rules and regulations of the NYSE, the Company has six months from the date of the notice to cure the Price Condition deficiency unless the Company determines that it is necessary to take an action that requires stockholder approval.  Since the reverse stock split will require stockholder approval, the notice provides that the Company must obtain stockholder approval by no later than its next annual meeting (scheduled on May 18, 2010) and must implement the reverse stock split promptly thereafter.  If the Company has not cured the Price Condition deficiency by that date, its common stock will be subject to suspension and delisting by the NYSE.  The Price Condition deficiency will be deemed cured if the Company’s common stock price then promptly exceeds $1.00 per share and remains above $1.00 for the following 30 trading days.

The ratio of the reverse stock split will be determined based on the facts and circumstances at a later date.

The Company’s common stock will continue to be listed on the NYSE under the symbol “AHR” during this interim cure period, but will be assigned a “.BC” indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE’s quantitative continued listing standards.  The Company’s continued listing during this interim cure period is also subject to the Company’s compliance with other NYSE requirements and the NYSE’s right to reevaluate continued listing determinations, including if the Company's common stock trades at levels viewed to be abnormally low over a sustained period of time.  Although the Company intends to cure the Price Condition deficiency and to return to compliance with the NYSE continued listing requirements, there can be no assurance that it will be able to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ Richard M. Shea
Name:	Richard M. Shea
Title:	President and Chief Operating Officer

Dated:	September 16, 2009